                                                                   EXHIBIT 10.11

                         CYPRESS COMMUNICATIONS, INC.
                  Series C Preferred and Series C-1 Preferred
                           Stock Purchase Agreement


     This Series C Preferred and Series C-1 Preferred Stock Purchase Agreement (the "Agreement") is entered into as of October 8, 1999, by and among CYPRESS
      ---------
COMMUNICATIONS, INC., a Delaware corporation (the "Company"), and each of those
                                                   -------
persons and entities, severally and not jointly, whose names are set forth on the Schedule of Purchasers attached hereto as Exhibit A (collectively the "Purchasers" and individually a "Purchaser").
 ----------                      ---------

     In consideration of the mutual promises hereinafter set forth, the parties hereto agree as follows:

     1.   Agreement to Sell and Purchase

          1.1 Authorization of Shares. On or prior to the Initial Closing Date (as defined in Section 2 below), the Company shall have authorized the sale and issuance to the Purchasers of shares of its Series C Preferred Stock and Series C-1 Preferred Stock (collectively, the "Shares") having the rights, preferences,
                                        ------
privileges and restrictions set forth in the Second Amended Certificate of Designation of Series A Preferred Stock, Amended Certificate of Designation of Series B Preferred Stock and Series B-1 Preferred Stock, and Certificate of Designation of Series C Preferred Stock and Series C-1 Preferred Stock of the Company, attached hereto as Exhibit B (the "Certificate").
                                            -----------

          1.2 Sale and Purchase. Subject to the terms and conditions hereof, at the Closings (as hereinafter defined) the Company hereby agrees to issue and sell to each Purchaser and each Purchaser severally and not jointly agrees to purchase from the Company, the number of Shares set forth opposite such Purchaser's name on Exhibit A, at a purchase price of nineteen dollars ($19.00)
                    ---------
per Share.

     2.   Closing, Delivery and Payment

     The closing of the sale and purchase of the Shares described on Part I of Exhibit A under this Agreement (the "Initial Closing") shall take place at
---------                            ---------------
10:00 a.m. on October 8, 1999, at the offices of Powell, Goldstein, Frazer & Murphy LLP, 191 Peachtree Street, N.E., Atlanta, Georgia 30303, or at such other time or place as the Company and the Purchasers may mutually agree (such date is hereinafter referred to as the "Initial Closing Date"). The closing of the sale
                                --------------------
and purchase of the Shares described on Part II of Exhibit A (the "Second
                                                   ---------       ------
Closing" and together with the Initial Closing, the "Closings") shall take place
-------                                              --------
at 10:00 a.m. on October 18, 1999, at the offices of Powell, Goldstein, Frazer & Murphy LLP, or such other time or place as the Company and the Purchasers may mutually agree (such date is hereinafter referred to as the "Second Closing
                                                             --------------
Date"). At the Closings, subject to the terms and conditions hereof, the Company will deliver to the Purchasers certificates representing the number of Shares to be purchased at such Closing by each Purchaser, against payment of the purchase price therefor by certified check or wire transfer of immediately available funds.

     3.   Representations and Warranties of the Company

     The Company hereby represents and warrants to, and agrees with, each Purchaser as follows:

          3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement and the Third Amended and Restated Stockholders Agreement attached hereto as Exhibit C (the "Stockholders Agreement"), to issue and sell
                   ---------       ----------------------
the Shares and the shares of common stock, par value $0.001 per share, of the Company (the "Common Stock") issuable upon conversion of the Shares (the
               ------------
"Conversion Shares"), to carry out the other provisions of this Agreement and
 -----------------
the Stockholders Agreement and the transactions contemplated hereby and thereby, and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify could have a material adverse effect on its business, properties, operations, earnings, assets or liabilities, condition (financial or otherwise) (collectively, "Condition").
 ---------

          3.2  Capitalization.

               (a) The authorized capital stock of the Company, immediately after the Closings, will consist of (i) Ten Million Eight Hundred Ninety-Four Thousand Seventy-One and 62/100 (10,894,071.62) shares of Common Stock, Five Hundred Eighty Five Thousand Nine Hundred Eighty and 46/100 (585,980.46) shares of which are issued and outstanding, and (ii) Seven Million Six Hundred Eighty-Seven Thousand Seven Hundred Four and 16/100 (7,687,704.16) shares of Preferred Stock, of which One Million Two Hundred Eleven Thousand One Hundred Forty (1,211,140) are designated as Series A Preferred Stock (the "Series A
                                                             --------
Preferred"), all of which are issued and outstanding, One Million Nine Hundred
---------
Nineteen Thousand One Hundred Eighty Eight (1,919,188) are designated as Series B Preferred Stock (the "Series B Preferred"), One Million Three Hundred Thirty
                        ------------------
Nine Thousand Five Hundred Seventy Five (1,339,575) of which are issued and outstanding, Five Hundred Seventy Nine Thousand Six Hundred Thirteen (579,613) are designated as Series B-1 Preferred Stock (the "Series B-1 Preferred"), all
                                                   --------------------
of which are issued and outstanding, Three Million Nine Hundred Seventy Seven Thousand Seven Hundred Sixty Three and 16/100 (3,977,763.16) are designated as Series C Preferred Stock (the "Series C Preferred"), none of which are issued
                               ------------------
and outstanding, and of which none are designated as Series C-1 Preferred Stock (the "Series C-1 Preferred) (the Series A Preferred, Series B Preferred, Series
      --------------------
B-1 Preferred, Series C Preferred and Series C-1 Preferred are collectively referred to herein as the "Preferred Stock").
                           ---------------

               (b)  Except as specifically set forth on Schedule 3.2 attached
                                                        ------------
hereto, and except for conversion rights of issued and outstanding shares of Preferred Stock, as of the Closings the Company will not (i) have outstanding any capital stock or other securities convertible into or exchangeable for any shares of its capital stock and, except for the preemptive rights contained in the Stockholders Agreement, no person will have any right to subscribe for or to purchase (including conversion or preemptive rights), or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or other claims of any character relating to, any capital stock or any stock or securities convertible into or exchangeable for any capital stock of the Company; (ii) have any capital stock, equity interests or other securities reserved for issuance for any purpose; or (iii) except for the redemption rights set forth in the Certificate, be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any convertible securities, rights or options of the type described in the preceding clause (i). No outstanding options, warrants or other security directly or indirectly exercisable for or convertible into any class or series of the Company's capital stock require anti-dilution adjustments by reason of the transactions contemplated by this Agreement. All of the issued and outstanding shares of Common Stock and Preferred Stock have been duly and validly issued, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws. To the best knowledge of the Company, there are no agreements among the Company's stockholders with respect to the voting or transfer of the Company's capital stock, other than the agreements regarding voting and transfer contained in the Stockholders Agreement. Schedule 3.2 sets forth a complete and correct list of (i) the name
           ------------
of each of the Company's stockholders and the number of shares and class and series of capital stock owned by such stockholder, and (ii) the name of each holder of an outstanding stock option and/or warrant, and the number of options and/or warrants to purchase capital stock owned by such holder (and the applicable class and series of capital stock) and the exercise price at which such option(s) or warrants may be exercised. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity.

          3.3 Authorization; Binding Obligations. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Stockholders Agreement and each other document or instrument executed by it, or any of its officers, in connection herewith or therewith or pursuant hereto or thereto (this Agreement, together with all of the foregoing documents and instruments, are sometimes collectively referred to herein as the "Company's Documents"), the
                                                      -------------------
performance of all obligations of the Company under the Company Documents and for the authorization, sale, issuance and delivery of the Shares has been taken or will be taken prior to the Closings. When issued in compliance with the provisions of this Agreement, the Shares will be validly issued, fully paid and nonassessable, free of any liens, preemptive or similar rights, or any other encumbrances (except as set forth in the Stockholders Agreement) and issued in compliance with all applicable state and federal securities laws. The Conversion Shares have been duly and validly reserved for issuance and, when issued upon conversion of the Series C Preferred and/or Series C-1 Preferred, will be validly issued, fully paid and nonassessable, free of any liens, preemptive or similar rights, or any other encumbrance (except as set forth in the Stockholders Agreement). This Agreement, the Stockholders Agreement and the other Company's Documents have been duly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms.

          3.4  Consents and Approvals.  Except as set forth on Schedule 3.4, no
                                                               ------------
filings with, notices to, or approvals of any governmental or regulatory body are required to be obtained or made by the Company in connection with the consummation of the transactions contemplated hereby.

          3.5  No Violations.  Except as set forth on Schedule 3.5, the
                                                      ------------
execution, delivery and performance of this Agreement and the other Company's Documents and the performance by the Company of its obligations hereunder and thereunder (i) do not and will not conflict with or violate any provision of the certificate of incorporation or bylaws of the Company and (ii) do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any encumbrance upon the capital stock or assets of the Company pursuant to, (d) give any third party the right to modify, terminate or accelerate any obligation under, (e) result in a violation of, or (f) require any authorization, consent, approval, exemption or other action by or notice to any court, governmental authority, department, commission, board, bureau, agency or instrumentality, domestic or foreign ("Governmental Authority") or any other individual,
                      ----------------------
partnership, corporation, unincorporated organization or association, limited liability company, trust or other entity (collectively, a "Person") pursuant to
                                                           ------
any law, statute, rule or regulation or any agreement, contract or instrument or any order, judgment or decree to which the Company is subject or by which any of its assets are bound.

          3.6 Financial Statements; Interim Changes. The Company's audited balance sheet as of December 31, 1998, audited statements of operations, and cash flows for the period ended December 31, 1998, unaudited balance sheet as of May 31, 1999 (the "Latest Balance Sheet") and unaudited statements of income and
                   --------------------
cash flows of the Company for the period ended May 31, 1999, (copies of which have been furnished to the Purchasers in connection with the investment contemplated hereby) are complete and correct in all material respects, have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied (subject to, in the case of unaudited statements,
  ----
normal year-end adjustments and the absence of footnote disclosures, all of which are not material) and fairly present in all material respects the financial position, the results of operations and cash flows of the Company for the period covered thereby. The Company has no material liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) that are not either reflected or fully reserved against on the Latest Balance Sheet or incurred in the ordinary course of the business of the Company subsequent to the date thereof. Since the date of the Latest Balance Sheet, there has not been any material adverse change in the Condition of the Company.

          3.7 Compliance with Laws. The Company's business has been conducted in compliance with all applicable laws and regulations of Governmental Authorities, except for such violations that have been cured or that, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the Condition of the Company. The Company has all permits, licenses, orders, certificates, authorizations and approvals of any Governmental Authority (collectively, the "Permits") that are material to the
                                           -------
conduct of its business as presently conducted and as proposed to be conducted; all such Permits are, and as of the Closing will be, in full force and effect; no violations or notices of failure to comply have been issued or recorded in respect of any such Permits; and the Company has no knowledge of any reason why such Permits may be revoked or suspended. To the best of the Company's knowledge, the business, operations, assets and properties of the Company are and have been operated and maintained in compliance in all material respects with all applicable federal, state, city, county and local environmental protection laws and regulations.

          3.8 Proprietary Rights. The Company has not received any communications alleging that it has violated or, by conducting its business as proposed would violate, any proprietary rights of any other person, and except as set forth on Schedule 3.8, the Company is not aware of any basis for the
                ------------
foregoing.

          3.9   Actions Pending.  Except as set forth on Schedule 3.9, there is
                                                         ------------
no action, suit, investigation, proceeding or governmental approval process (collectively, "Actions") pending or, to the best knowledge of the Company,
                -------
threatened against or affecting the Company or any of its respective properties or rights before any court or by or before any governmental body or arbitration board or tribunal, none of which could reasonably be expected to have a material adverse effect on the Condition of the Company.

          3.10  Material Contracts.  Except as set forth on Schedule 3.10
                                                            -------------
attached hereto, the Company is not a party to (and is not otherwise bound by) any of the following: (i) any employment or consulting agreement, (ii) any agreement providing for the issuance or repurchase of any securities of the Company, (iii) any agreement in respect of registration rights, preemptive rights, rights of first refusal, voting rights or other rights or security holders (other than the Stockholders Agreement), (iv) any agreement evidencing or providing for any indebtedness for borrowed money, any agreement with any past or present officer, director, key employee or shareholder of the Company or any affiliate or relative thereof (other than the Stockholders Agreement and grant agreements with respect to Reserved Employee Stock), or (v) any other agreement that could reasonably be deemed material to the Company or its Condition.

          3.11 Insurance. The Company has in full force and effect liability insurance of the types and providing coverage in such amounts as is customary for companies of established reputation engaged in the same or similar business and similarly situated, and such other insurance policies as are sufficient for compliance with all requirements of law and applicable agreements.

          3.12 Investments in United States Real Property Interests. The Company's capital stock does not constitute a United States real property interest as that term is defined in Section 897(c)(1)(A)(ii) of the Internal Revenue Code of 1986, as amended (the "Code"). The preceding representation is
                                       ----
based on a determination by the Company that the Company is not and has never been a United States real property holding corporation (as that term is defined in Section 897(c)(2) of the Code). From time to time, upon request of any Purchaser, the Company shall make a determination as to its status as a United States real property holding corporation ("USRPHC"). If at any time in the
                                           ------
future the Company should become a USRPHC, the Company shall, as promptly as possible, notify each Purchaser of such change in status.

          3.13 Unrelated Business Taxable Income. Any gross income derived by the Purchasers from the Company shall be in the form of dividends, interest, capital gains and losses from the disposition of property, rents and royalties, but only such rents and royalties as are excluded pursuant to Code Sections 512(b)(2) and 512(b)(3), respectively, in calculating unrelated business taxable income and only such dividends, interest, capital gains and losses, and rents and royalties that are not included under Section 512(b)(4) of the Code in calculating unrelated business taxable income. This Section 3.13 shall not be deemed to apply to (i) any compensation (in cash, stock or other form) received by designees of the Purchasers in their capacities as directors of the Company that is transferred to the Purchasers, or
(ii) any income included under Section 512(b)(4) of the Code as a result of acquisition indebtedness incurred by any Purchaser in connection with the purchase of an interest in the Company, or (iii) any income derived by the Purchasers from the Company with respect to which the Purchasers have expressly waived in writing the application of the provision of this Section 3.13, or (iv) any income derived by the Purchasers pursuant to the reimbursement of expenses pursuant to Section 7 hereof.

          3.14 Books and Records. The minute books of the Companies fully set forth all material action taken by the Board of Directors, stockholders and, if any, executive board (or other committee thereof) of the Company.

          3.15 Disclosure. The Company has fully provided each Purchaser with all the information which such Purchaser has requested for deciding whether to purchase the Shares. Neither this Agreement nor any other certificates made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

          3.16 Year 2000. The Company has reviewed its operations to evaluate the extent to which the business or operations of the Company will be affected by the Year 2000 Problem (as defined below). As a result of such review, the Company has no reasonable basis to believe, and does not believe, that the Year 2000 Problem will have a material adverse effect on the Condition of the Company; provided, however, that the Company does not make any representation or warranty as to the operation of any telecommunications network operated by an incumbent or competing local exchange carrier which may be affected by the Year 2000 Problem. The "Year 2000 Problem" as used herein means any significant risk
                    -----------------
that computer hardware or software used in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data or in the operation of mechanical or electrical systems of any kind will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000.

          3.17  Environmental Matters.

                (a) To the best of the Company's knowledge, the Company has not caused or allowed, nor has the Company contracted with any party for, the generation, use, transportation, treatment, storage or disposal of any Hazardous Substances (as defined below) in connection with the operations of its business or otherwise.

                (b) To the best of the Company's knowledge, the Company, the operations of its business, and any real property that the Company owns, leases, or otherwise occupies (the "Premises") are in compliance in all material respects with all applicable Environmental Laws (as defined below) and orders or directives of any governmental authorities having jurisdiction under such Environmental Laws including, without limitation, any Environmental Laws or orders or directives with respect to any cleanup or remediation of any release or threat of release of Hazardous Substances.

                (c) To the best of the Company's knowledge, the Company has not received any citation, directive, letter or other communication, written or oral, or any notice of any proceedings, claims or lawsuits, from any person, entity or governmental authority arising out of the occupation of the Premises or the conduct of its operations, nor is it aware of any reasonable basis thereof.

                (d) To the best of the Company's knowledge, the Company has obtained and is maintaining in full force and effect all material permits, licenses and approvals required of the Company by any Environmental Laws applicable to the Premises and the business operations conducted by the Company and is in compliance with all such permits, licenses and approvals, in all material respects.

                (e) To the best of the Company's knowledge, the Company has not caused or allowed a release of any Hazardous Substance unto, nor to the best of the Company's knowledge has the Premises or any property at or near the Premises ever been subject to a release, or a threat of a release, of any Hazardous Substance.

                (f) The term "Environmental Laws" shall mean any federal, state or local law, ordinance or regulation pertaining to the protection of human health or the environment including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601, et seq., Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Sections 11001, et seq., and the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901, et seq.

                (g) The term "Hazardous Substance" includes oil and petroleum products, asbestos, polychlorinated biphenyls and urea formaldehyde, and any other materials classified as hazardous or toxic under any Environmental Laws.

     4.   Representations And Warranties Of The Purchasers

     Each Purchaser severally and not jointly hereby represents and warrants to the Company as follows:

          4.1 Requisite Power and Authority. Such Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out its provisions. All actions on such Purchaser's part required for the lawful execution and delivery of this Agreement have been or will be effectively taken prior to the Closing.

          4.2 Investment Representations. Such Purchaser understands that neither the Shares nor the Conversion Shares have been registered under any state securities act or the Securities Act of 1933, as amended (the "Securities
                                                                     ----------
Act").  Such Purchaser also understands that the Shares are being offered and
---
sold pursuant to an exemption from registration contained in applicable state securities acts and the Securities Act based in part upon the Purchaser's representations contained in this Agreement.

                (a) Purchaser Bears Economic Risk. Such Purchaser and, in the case of Building Communications LLC and Tenant Communications, Inc. either alone or through their respective members, shareholders, managers, directors or officers, has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that Purchaser is capable of evaluating the merits and risks of its or his investment in the Company and has the capacity to protect its or his own interests. Such Purchaser must bear the economic risk of this investment indefinitely unless the Shares (or the Conversion Shares) are registered pursuant to the Securities Act, or an exemption from registration is available. Such Purchaser understands that the Company has no present intention of registering the Shares, the Conversion Shares or any shares of its Common Stock. Such Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow such Purchaser to transfer all or any portion of the Shares or the Conversion Shares under the circumstances, in the amounts or at the times such Purchaser might propose. Such Purchaser can bear the economic risk of losing its entire investment in the Company.

               (b) Acquisition for Own Account. Such Purchaser is acquiring the Shares and the Conversion Shares for Purchaser's own account for investment only, and not with a view towards their resale or distribution in violation of applicable securities laws.

               (c) Purchaser Can Protect Its or His Interest. Such Purchaser represents that, by reason of Purchaser's or of its management's business or financial experience, such Purchaser has the capacity to protect its or his own interests in connection with the transactions contemplated in this Agreement. Further, such Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated by the Agreement.

               (d) Individual Purchaser Consideration. To the extent Purchaser is an individual:

                    (i) Such Purchaser has discussed the suitability of the investment in the Company for its particular tax and financial situation with its legal, tax, and financial advisors to the extent Purchaser deems appropriate. All information which Purchaser has provided to the Company concerning itself and its financial position is currently correct and complete.

                    (ii) Such Purchaser's overall commitment to investments which are not readily marketable is not disproportionate to its net worth, and its investment in the Shares and Conversion Shares will not cause this overall commitment to become excessive.

                    (iii) Such Purchaser has adequate means of providing for its current needs and personal contingencies and has no need for the Shares or Conversion Shares to be liquid.

                    (iv) Such Purchaser is purchasing the Shares for the purpose of deriving an economic profit without regard to tax benefits.

               (e)  Accredited Investor. Except as set forth on Schedule 4.2(e),
                                                                ---------------
such Purchaser represents that Purchaser is an accredited investor within the meaning of Regulation D under the Securities Act.

               (f) Company Information. Such Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company. Such Purchaser has also had the opportunity to ask questions of, and receive answers from, the Company and its management regarding the terms and conditions of this investment. Purchaser has had an adequate opportunity to inspect and copy all material documents relating to the Company which it has requested and has been furnished or provided access to information similar to that which would be included in a registration statement as is necessary for such Purchaser, in view of its business or management experience and sophistication, to evaluate the merits and risks of an investment in the Company.

               (g) Rule 144. Such Purchaser acknowledges and agrees that the Shares and the Conversion Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Such Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being through an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the number of shares being sold during any three-month period not exceeding specified limitations.

               (h) Risks. Such Purchaser acknowledges that the following risks relating to an investment in the Company have been disclosed to such Purchaser by the Company.

                    (i) The Company was formed in 1995 and therefore has a limited operating history upon which an evaluation of the Company's performance could be based. There can be no assurance that the Company's operations will be profitable or that the Company will be able to sell its products and services at price levels that will produce profits or an acceptable return to shareholders.

                    (ii) Additional financing may be required to support the growth activities of the Company. The Company may need financing for operations and marketing. No arrangements have been made to secure such financing, and there can be no assurance that such additional financing will be available when required or on terms acceptable to the Company.

                    (iii) The telecommunications industry has been characterized by steady technological change, frequent new service introductions, evolving industry standards, and new and consolidating competitors. The Company's success will depend in part on its ability to anticipate such changes and to offer responsive services on a timely basis. Further, although the trend has been toward decreases in the cost of equipment and network elements, there is no assurance that these trends will continue, or that the Company will be able to respond successfully to such changes.

                    (iv) The telecommunications industry is highly regulated. In the future, certain aspects of the Company's operations may require authorization from the

Federal Communications Commission ("FCC") and/or applicable state public service
                                    ---
commissions. This may involve both obtaining the required authorizations and complying with the on-going requirements imposed on carriers, such as filing a tariff. No assurances can be given that there will be no opposition to the Company's applications or that the necessary authorizations (other than any such authorization necessary to continue the current business operations of the Company) will be granted. Additional expenses (such as legal and accounting fees) will be involved in attempting to obtain and in maintaining these authorizations and in complying with the accounting reporting and administrative regulations imposed by the FCC and the state commissions. The cost for access to local service could change significantly as deregulation of the local loop progresses and carriers other than the existing local exchange carriers are authorized to provide local service.

                    (v) The Company competes with a number of companies with significantly greater financial resources than the Company.

                    (vi) The Company's success will be related to the real estate cycle, in particular, to construction and leasing activity.

                    (vii) The Company's operations will depend in part upon contractual arrangements with local exchange and long distance carriers. The costs associated with the purchase of local exchange services, access to the long distance network, and long distance services could change significantly as deregulation of the local loop progresses, carriers other than the existing local exchange carriers are authorized to provide local exchange service and access to long distance, and the costs of long distance carriers change in response. The Company believes it will have a number of options for obtaining both exchange and access services at competitive rates, however the continuing availability of alternative resources cannot be assured.

                    (viii) The Company has used and will, for the foreseeable future, use incumbent local exchange carriers ("ILECs") to provide the bulk of
                                                -----
inbound calling services to telephone numbers used by the Company's customers. Because local number portability (i.e., the regulatory and technical abilities of the Company and/or the Company's customers to transfer telephone numbers freely between local exchange carriers) was delayed nationwide and is far from a failsafe procedure where it has been implemented, the Company is dependent on the quality of such ILEC services for completing telephone calls, both local and long distance, intended for the Company's customers. Should such services prove to be of poor quality for any particular building or market in which the Company operates, the business of the Company in that building or in that market could be adversely affected in a material manner.

                    (ix) The Company uses several competitive local exchange carriers ("CLECs") to provide outbound local, point to point and local loop
           -----
services, in addition to using ILECs. Though the Company believes that this diversification of vendors has the potential to reduce its cost of such services, as well as provide operational redundancy, there is a heightened element of operational risk associated with using services from new vendors.

                    (x) A search done in the process of preparing to apply for a trademark for the name of the Company revealed potential conflicts with the Company's use of the trade name "Cypress" and the Company's ability to obtain trademark protection for this name. The Company has decided that it is not in the Company's best interest to apply for a trademark in the name of Cypress Communications or to change the name of the Company at this time. Furthermore, there is a possibility that one of the firms with whom there is a potential conflict, or other companies for that matter, will demand that the Company discontinue using the name Cypress Communications. Such a demand might result in either expensive litigation and/or a change in the Company's name, which in either event, could have a material adverse effect on the Company.

               (i) Residence. The address of such Purchaser as set forth on Exhibit A attached hereto is its true and correct principal place of business
---------
or, in the case of a Purchaser that is an individual, his residence. Such Purchaser, if an individual, does not have any present intention of becoming a resident of any other state or jurisdiction.

               (j)  HSR Matters. Except as set forth in Schedule 4.2(j),
                                                        ---------------
Purchaser is not included within any other person (within the meaning of the Hart-Scott-Rodino Improvements Act of 1976, as amended ("HSR Act")) who is also
                                                         -------
a Purchaser or who otherwise owns voting securities of the Company.

     Nothing contained in this Section 4 shall in any respect limit or modify the representations and warranties of the Company in Section 3 of this Agreement or the right of each Purchaser to rely thereon.

     5.   Conditions Precedent To Purchasers' Obligations

     The obligation of each Purchaser to purchase and pay for the Shares to be delivered to it at the Closings shall be subject to the satisfaction of the following conditions as of the applicable Closing Date:

               (a) the representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the Initial Closing Date;

               (b) concurrent with the Initial Closing, the Company, the Purchasers and the existing stockholders of the Company shall have entered into the Stockholders Agreement in form and substance satisfactory to the parties thereto;

               (c) the Purchasers shall have received the legal opinion of Powell, Goldstein, Frazer & Murphy LLP, counsel to the Company, substantially in the form of Exhibit D;
            ---------

               (d) the Company shall have provided to Centennial Fund V, L.P. ("Centennial") a certification of the direct and indirect holdings of securities
  ----------
of the Company by certain persons designated by Centennial as required by Centennial's governing documents;

               (e) with respect to the Initial Closing, all other Purchasers identified on Part I of Exhibit A shall have concurrently purchased the Shares
                        ---------
to be purchased by them pursuant to this Agreement;

               (f) with respect to the Second Closing, the transactions contemplated at the Initial Closing shall have been consummated;

               (g) all authorizations, approvals or permits, if any, of any governmental authority that are required in connection with and prior to the lawful issuance and sale of the Shares or Conversion Shares shall be duly obtained and effective as of the Initial Closing; and

               (h) all corporate and other proceedings in connection with the transactions contemplated at the Initial Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to each Purchaser at the Initial Closing, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

     6.   Covenants

     The Company covenants and agrees with the Purchasers as follows:

          6.1 Observer Rights. Each Purchaser who does not have a designated representative on the Board of Directors of the Company shall have the observation rights, if any, specifically set forth in the Stockholders Agreement.

          6.2 Assistance in Sales. Anything in this Agreement or the Stockholders Agreement to the contrary notwithstanding, in the event that it becomes unlawful for any Purchaser to continue to hold all or some portion of the Shares to be held by it, or restrictions are imposed on such Purchaser by any law, rule or regulation which, in the reasonable judgement of such Purchaser, make it unduly burdensome to continue to hold all or some portion of such Shares, then such Purchaser may sell or otherwise dispose of all or any portion of its Shares, and the Company, at no expense to the Company, shall use reasonable efforts to assist such Purchaser in disposing of such interest in a prompt and orderly manner, and, at the reasonable request of any such Purchaser, shall provide (and authorize such Purchaser to provide) financial and other information concerning the Company to any prospective purchaser of such interest.

          6.3 Real Property Holding Corporation. The Company covenants that it will use reasonable commercial efforts not to become a USRPHC. The Company agrees to make determinations as to its status as a USRPHC, and will file statements concerning those determinations with the Internal Revenue Service, in the manner and at the times required under Reg. (S) 1.897-2(h), or any supplementary or successor provision thereto. Within 30 days of a request from a Purchaser or any of its partners, the Company will inform the requesting party, in the manner set forth in Reg. (S) 1.897-2(h)(1)(iv) or any supplementary or successor provision thereto, whether that party's interest in the Company constitutes a United States real property interest (within the meaning of Section 897(c)(1) of the Code and FIRPTA) and whether the Company has provided to the Internal Revenue Service all required notices as to its USRPHC status. If at any time in the future the Company should become a USRPHC, the Company shall, as promptly as possible, notify each Purchaser of such change in status.

          6.4  Purchaser Claims.   Each Purchaser who is an existing shareholder
of the Company represents to all Purchasers that (i) it or he has no claim pending against the Company and (ii) to its or his knowledge has no reasonable basis for any claim against the Company in its or his status as a shareholder of the Company. If a Purchaser who is an existing shareholder of the Company brings a claim against the Company in its or his capacity as shareholder with respect to events occurring or circumstances existing prior to the Initial Closing Date, such Purchaser shall share any proceeds resulting from such a claim with the other Purchasers hereunder (other than any Purchaser that is or is reasonably likely to be held to be jointly or severally liable for any claim arising in connection with such claim) on a pro rata basis and in order of priority, based on the Company's Certificate of Designation, as if such proceeds were distributions in connection with a Liquidation Event (as described in the Company's Certificate of Incorporation).


     7.   Expense Reimbursement

     The Company hereby agrees to reimburse the expenses of Centennial, Alta-Comm S By S, LLC, Alta Communications VI, L.P., Building Communications LLC, Tenant Communications, Inc., Grammercy Cypress LLC, and Nassau Capital Partners III, L.P. for their reasonable out-of-pocket expenses incurred in connection with the transactions contemplated hereby, including all reasonable expenses incurred in connection with their due diligence examination of the Company, the preparation and negotiation of this Agreement, the term sheet, the Stockholders Agreement and all other documents evidencing the transactions contemplated herein (including the fees (not to exceed $25,000) and expenses of Holland & Hart LLP, counsel to Centennial, Centennial Entrepreneurs Fund V, L.P., Alta-Comm S By S, LLC, and Alta Communications VI, L.P., and the fees (not to exceed $25,000) and expenses of Goulston & Storrs, P.C., counsel to Building Communications LLC and Tenant Communications, Inc., and the fees (not to exceed $25,000) and expenses of Jones, Day, Reavis & Pogue, counsel to Grammercy Cypress LLC, and the fees (not to exceed $30,000) and expenses of Kirkland & Ellis, counsel to Nassau Capital Partners III, L.P. and AEW Partners III, L.P. The Company hereby agrees to reimburse such counsel for any legal expenses, if any, incurred in connection with the filing of any documents regarding the transactions contemplated by this Agreement with any governmental agencies.

     8.   Miscellaneous

          8.1 Publicity. Except as may be required by law, the Company shall not use the name of, or make reference to, any Purchaser or any of its affiliates in any press release or in any public manner without such Purchaser's prior written consent.

          8.2 Indemnification. The Company agrees to indemnify each Purchaser and, to the extent named or involved in any claim, each officer, director, employee, agent, partner, stockholder and affiliate of each Purchaser (collectively, the "Indemnified Parties") for, and hold each Indemnified Party
                    -------------------
harmless from and against: (i) any and all damages, losses, claims and other liabilities of any and every kind, including, without limitation, judgments and costs of settlement, and (ii) any and all reasonable out-of-pocket costs and expenses of any and every kind, including, without limitation, reasonable fees and disbursements of counsel for such

Indemnified Parties (all of which expenses periodically shall be reimbursed as incurred), in each case, to the extent arising out of or suffered or incurred in connection with any of the following: (a) any misrepresentation or any breach of any warranty made by the Company herein or in any of the other Company's Documents, (b) any breach or non-fulfillment of any covenant or agreement made by the Company herein or in any of the other Company's Documents, and (c) any claim relating to or arising out of a violation of applicable federal or state securities laws by the Company in connection with the sale of the Shares by the Company to the Purchasers.

          8.3 Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York as such laws are applied to agreements between New York residents entered into and performed entirely in New York.

          8.4 JUDICIAL PROCEEDINGS. ANY JUDICIAL PROCEEDING INVOLVING ANY DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE BREACH OR ALLEGED BREACH OF THIS AGREEMENT (EACH OF THE FOREGOING DISPUTES, CONTROVERSIES AND CLAIMS HEREINAFTER REFERRED TO AS AN "AGREEMENT DISPUTE"), MAY
                                                        -----------------
BE BROUGHT IN A FEDERAL OR STATE COURT LOCATED IN NEW YORK COUNTY, IN NEW YORK STATE, AND EACH OF THE PARTIES HERETO (i) UNCONDITIONALLY ACCEPTS THE JURISDICTION OF SUCH COURTS AND ANY RELATED APPELLATE COURT AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY AND (ii) IRREVOCABLY WAIVES ANY OBJECTION SUCH PARTY MAY NOW HAVE OR HEREAFTER HAS AS TO THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. EACH OF THE PARTIES HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH THEY ARE PARTIES INVOLVING AN AGREEMENT DISPUTE.

          8.5 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Purchaser and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

          8.6 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares from time to time, except that neither this Agreement nor any rights or obligations hereunder shall be assigned or delegated by the Company without the prior written consent of the Purchasers.

          8.7 Entire Agreement. This Agreement, the Exhibits and the other documents expressly delivered pursuant hereto, including the Stockholders Agreement, supersede any other agreement, whether written or oral, that may have been made or entered into by the parties hereto relating to the matters contemplated hereby and constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof, and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

          8.8 Specific Enforcement. Any Purchaser shall be entitled to specific enforcement of its rights under this Agreement. The Company acknowledges that money damages would be an inadequate remedy for its breach of this Agreement and consents to an action for specific performance or other injunctive relief in the event of any such breach.

          8.9 Separability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          8.10 Amendment and Waiver. This Agreement may be amended or modified only upon the mutual written consent of the Company and the Purchasers indicated on Exhibit A as intending to purchase, in the aggregate, not less than eighty
   ---------
percent (80%) of the Shares described on Exhibit A; provided that any such
                                         ---------
amendment or modification which adversely affects the rights under this Agreement of one or more Purchasers in a manner different from any other Purchaser shall require the consent of each Purchaser adversely affected by such amendment or modification.

          8.11 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a nationally recognized overnight courier, special next day delivery, with verification of receipt. All communications shall be sent to the Company at Fifteen Piedmont Center, Suite 710, Atlanta, Georgia 30305, Attn.: President, with a courtesy copy to Powell, Goldstein, Frazer & Murphy, L.L.P., 191 Peachtree Street, NE, 16/th/ Floor, Atlanta, Georgia 30303, Attention: William
M. Ragland, Jr., and James K. Wagner, Jr., and to a Purchaser at the address set forth on Exhibit A attached hereto or at such other address as the Company or
         ---------
Purchaser may designate by ten (10) days advance written notice to the other parties hereto.

          8.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          8.13 Broker's Fees. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 8.13 being untrue.

          8.14 Descriptive Headings. The section and other headings contained in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

          8.15 Understanding Among Purchasers. The decision of each Purchaser to purchase Shares pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser and independently of any statements or opinions as to the Condition of the Company which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no other Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment hereunder. Each Purchaser acknowledges that the Company intends to issue up to $80,000,000 in shares of Series C Preferred Stock (or Series C-1 Preferred Stock) in connection with this private placement, including its ongoing licensing efforts. Each Purchaser waives any pre-emptive rights that it may have to participate in the sale of such additional shares of Series C Preferred Stock (or Series C-1 Preferred Stock) pursuant to the Stockholders Agreement or otherwise, provided that the Company sells such shares of Series C Preferred Stock (or Series C-1 Preferred Stock) in connection with its licensing efforts to parties who are not affiliated with the Purchasers or other shareholders of the Company or, in the case of Mark H. Dunaway, an existing shareholder of the Company, to Mr. Dunaway in an amount up to approximately $160,000 of shares of Series C Preferred Stock, in each case on substantially the same terms as are included herein.

          8.16 Future Financings. Nothing contained in this Agreement or any Purchaser's prior dealings with the Company shall be deemed to constitute a commitment on the part of any Purchaser to participate in any future financings by the Company.

                           *     *     *    *     *

               [The rest of this page left intentionally blank]

     In Witness Whereof, the parties hereto have executed the Agreement as of the date set forth in the first paragraph hereof.

                                   COMPANY:

                                   CYPRESS COMMUNICATIONS, INC.


                                   By: /s/ R. Stanley Allen
                                      --------------------------------
                                   Name: R. Stanley Allen
                                        ------------------------------
                                   Title: Chief Executive Officer
                                         -----------------------------


                                   PURCHASERS:

                                   CENTENNIAL FUND V, L.P.

                                   By: Centennial Holdings V, L.P.,
                                       General Partner

                                   By: /s/ Jeffery H. Schutz
                                      --------------------------------
                                   Name:  Jeffery H. Schutz
                                        ------------------------------
                                   Its:  General Partner


                                   ALTA-COMM S BY S, LLC

                                   By: /s/ Eileen McCarthy
                                      --------------------------------
                                   Name: Eileen McCarthy
                                        ------------------------------
                                   Its:  Member


                                   ALTA COMMUNICATIONS VI, L.P.

                                   By: Alta Communications VI Management
                                   Partners, L.P.

                                   By: /s/ Eileen McCarthy
                                      --------------------------------
                                   Name: Eileen McCarthy
                                        ------------------------------
                                   Its:  General Partner

                                   BUILDING COMMUNICATIONS LLC

                                   By: /s/ John Halsted
                                      --------------------------------
                                   Name: John Halsted
                                        ------------------------------
                                   Its:  SVP
                                       -------------------------------

                                   INVESTOR COMMUNICATIONS LLC

                                   BY: BEACON COMMUNICATIONS LLC,
                                       ITS MANAGER

                                   By: /s/ John Halsted
                                      --------------------------------
                                   Name: John Halsted
                                        ------------------------------
                                   Title:  SVP
                                         -----------------------------


                                   NAS PARTNERS L.L.C.

                                   By: /s/ John G. Quigley
                                      --------------------------------
                                   Name: John G. Quigley
                                        ------------------------------
                                   Title:  Member
                                         -----------------------------

                                   TRANSWESTERN COMMERCIAL
                                   SERVICES, L.L.C.

                                   By: /s/ Transwestern Commericial
                                           Services, L.L.C.
                                      --------------------------------
                                   Name:
                                        ------------------------------
                                   Title:  General Counsel
                                         -----------------------------

                                   GRAMMERCY CYPRESS LLC

                                   By: /s/ Laurence S. Grafstein
                                      --------------------------------
                                   Name: Laurence S. Grafstein
                                        ------------------------------
                                   Title:  Managing Director
                                         -----------------------------


                                   NASSAU CAPITAL PARTNERS III, L.P.

                                   BY: Nassau Capital L.L.C.

                                   By: /s/ John G. Quigley
                                      --------------------------------
                                   Name: John G. Quigley
                                        ------------------------------
                                   Title:  Member
                                         -----------------------------


                                   LATONA CYCOM INVESTMENT L.L.C.

                                   By: /s/ Todd M. DuChene
                                      --------------------------------
                                   Name: Todd M. DuChene
                                        ------------------------------
                                   Title:  Manager
                                         -----------------------------

                                   AEW PARTNERS III, L.P.

                                   By: AEW Partners III, L.L.C., its General
                                       Partner

                                   By: AEW Partners III, Inc. its managing
                                       member

                                   By: /s/ Marc Davidson
                                      --------------------------------
                                   Name: Marc Davidson
                                        ------------------------------
                                   Title:  Vice President
                                         -----------------------------


                                   /s/ R. Stanley Allen
                                   -----------------------------------
                                   R. Stanley Allen


                                   /s/ Ward C. Bourdeaux, Jr.
                                   -----------------------------------
                                   Ward C. Bourdeaux, Jr.


                                   /s/ John L. Thompson
                                   -----------------------------------
                                   John L. Thompson


                                   /s/ Michael Moh
                                   -----------------------------------
                                   Michael Moh


                                   /s/ Mark A. Graves
                                   -----------------------------------
                                   Mark A. Graves


                                   /s/ Barry L. Boniface
                                   -----------------------------------
                                   Barry L. Boniface